Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Creatd, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule		Amount Registered(1)		Proposed Maximum Offering Price Share(2)	Maximum Aggregate Offering Price	Fee Rate(3)	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable upon conversion of the July Debentures	457	(c)	1,327,795		$0.77	$1,022,402.15	$0.0001102	$112.67
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable upon exercise of Common Stock Purchase Warrants	457	(g)	539,286	(4)	$0.20	$107,857.20	$0.0001102	$11.89
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable upon exercise of Common Stock Purchase Warrants	457	(g)	539,286	(4)	$0.20	$107,857.20	$0.0001102	$11.89
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable upon exercise of Common Stock Purchase Warrants	457	(g)	1,817,019	(4)	$0.20	$363,403.80	$0.0001102	$40.05
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable upon exercise of October Debenture	457	(c)	4,333,250		$0.77	$3,336,602.50	$0.0001102	$367.69
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable upon exercise of December Debenture	457	(c)	2,500,000		$0.77	$1,925,000	$0.0001102	$212.14
Carry Forward Securities
Carry Forward Securities	-	-	-		-			-			-	-	-	-
	Total Offering Amounts							$6,863,122.85		$756.33
	Total Fees Previously Paid									$0.00
	Total Fees Offsets									$0.00
	Net Fee Due									$756.33

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock (as defined below) being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of Common Stock as reported on the OTCQB Marketplace operated by OTC Markets Group Inc. on January 9, 2023.

(3)	The fee is calculated by multiplying the aggregate offering amount by $0.0001102, pursuant to Section 6(b) of the Securities Act of 1933.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on exercise price applicable to shares issuable upon conversion of debentures.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rules 457(p)
Fee Offset Claims	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-		-						-

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
-	-	-	-	-	-	-